Exhibit 99.1

News Release

MyoKardia Reports Third Quarter 2020 Financial Results

Acquisition of MyoKardia by Bristol-Myers Squibb Expected to Close During 4th Quarter of 2020

Brisbane, Calif., Nov. 5, 2020 -- MyoKardia, Inc. (Nasdaq: MYOK) today reported financial results for the third quarter ended September 30, 2020.

Recent Clinical Program Highlights

Mavacamten for Hypertrophic Cardiomyopathy (HCM)

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EXPLORER-HCM Data Presented at the European Society of Cardiology 2020 Virtual Congress and Published in The Lancet: Results from MyoKardia’s Phase 3 clinical study of mavacamten for the potential treatment of symptomatic, obstructive hypertrophic cardiomyopathy (HCM) demonstrated statistically significant improvements in patient symptoms and cardiac function, as well as reductions in left ventricular outflow tract (LVOT) obstruction.  In addition to meeting the primary and all secondary endpoints, mavacamten showed reductions in biomarkers of cardiac wall stress and myocardial injury and was well tolerated, with a safety profile similar to placebo. The benefits observed were consistent across multiple prespecified subgroups.

Danicamtiv (formerly MYK-491) for Dilated Cardiomyopathy (DCM)

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Initiated Phase 2 Clinical Trial of Danicamtiv in Genetic Dilated Cardiomyopathy (DCM): Danicamtiv binds directly to and activates myosin, the heart’s motor protein, to boost the power of each contraction without impacting the ability of the heart to relax and fill with oxygenated blood.  MyoKardia’s Phase 2 study of danicamtiv is enrolling patients with DCM with documented genetic variants of MYH7 or titin. Pathogenic variants in single genes encoding proteins of the sarcomere have been associated with the contractile dysfunction underlying approximately 20-30 percent of dilated cardiomyopathies.

Recent Corporate Highlights

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Entered into Strategic Partnership with LianBio to Develop and Commercialize Mavacamten in China: The partnership will initially pursue a registration strategy for mavacamten in China for obstructive HCM, with plans for additional indications to follow, in keeping with MyoKardia’s development strategy.

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Bristol-Myers Squibb to Acquire MyoKardia for $13.1 Billion in Cash: Bristol-Myers Squibb (BMS) and MyoKardia announced a definitive merger agreement under which BMS will acquire MyoKardia for $13.1 billion, or $225.00 per share in cash. The transaction is expected to close during the fourth quarter of 2020.

Third Quarter 2020 Financial Results

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Cash Position: Cash, cash equivalents and investments as of September 30, 2020 were $895.9 million, compared to $430.3 million as of December 31, 2019. The quarter end cash receipts include $40.0 million from LianBio related to the strategic partnership to develop and commercialize mavacamten in greater China.

•	R&D Expenses: Research and development expenses were $59.1 million in the third quarter of 2020, up from $47.4 million for the same period in 2019. The increase in R&D expenses was

Driven by the Heart

1000 Sierra Point Parkway, Brisbane, CA 94005 / +1 650 741 0900 / myokardia.com primarily driven by the payment of approximately $10.0 million to Fulcrum Therapeutics, as well as increases in personnel, facility and information technology expenses, offset by reductions in clinical expenses due to completion of our EXPLORER clinical trial.

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G&A Expenses: General and administrative expenses were $26.3 million for the third quarter of 2020, compared to $17.7 million for same period in 2019. The increase in G&A expense was primarily driven by increases in personnel and professional fees.

•	Net Loss: Net loss was $84.7 million ($1.60 loss per share) for the third quarter of 2020, compared to a net loss of $141.8 million ($3.07 loss per share) for the third quarter of 2019.

About MyoKardia

MyoKardia is a clinical-stage biopharmaceutical company discovering and developing targeted therapies for the treatment of serious cardiovascular diseases. The company is pioneering a precision medicine approach to its discovery and development efforts by 1) understanding the biomechanical underpinnings of disease; 2) targeting the proteins that modulate a given condition; 3) identifying patient populations with shared disease characteristics; and 4) applying learnings from research and clinical studies to inform and guide pipeline growth and product advancement. MyoKardia’s initial focus is on small molecule therapeutics aimed at the proteins of the heart that modulate cardiac muscle contraction to address diseases driven by excessive contraction, impaired relaxation, or insufficient contraction. Among its discoveries are three clinical-stage therapeutics: mavacamten (formerly MYK-461); danicamtiv (formerly MYK-491) and MYK-224.

MyoKardia’s mission is to change the world for people with serious cardiovascular disease through bold and innovative science.

Forward-Looking Statements

This press release contains “forward-looking statements” relating to the development and commercialization of MyoKardia’s product candidates, MyoKardia’s collaboration agreement with LianBio, and the pending acquisition of MyoKardia by Bristol Myers Squibb. Such forward-looking statements are generally identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions, and such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks are (i)  the development and commercialization of MyoKardia’s product candidates may be delayed or halted for a variety of reasons, (ii) MyoKardia may not realize the anticipated benefits of its collaboration with LianBio, (iii) there can be no guarantee that the acquisition of MyoKardia by Bristol Myers Squibb will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the acquisition will be realized, (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement and (v) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction. Forward-looking statements in this report should be evaluated together with the many uncertainties that affect MyoKardia’s business, particularly those identified in the risk factors in MyoKardia’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent quarterly reports filed on Form 10-Q with the SEC, as well as other documents that may be filed by MyoKardia from time to time with the SEC. Except to the extent required by applicable law, MyoKardia undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made.

Additional Information about the Proposed Transaction and Where to Find It

This press release is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Bristol-Myers Squibb and its acquisition subsidiary filed with the SEC upon commencement of the tender offer. Bristol-Myers Squibb and its acquisition subsidiary have filed a tender offer statement on Schedule TO with the SEC, and MyoKardia has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY MYOKARDIA’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER.  Both the tender offer statement and the solicitation/recommendation statement were mailed to MyoKardia’s stockholders free of charge.  A free copy of the tender offer statement and the solicitation/recommendation statement is also available to all stockholders of MyoKardia by accessing www.myokardia.com or by contacting MyoKardia’s Investor Relations contact at ir@myokardia.com.  In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) are available at no charge on the SEC’s website: www.sec.gov.

MYOKARDIA’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Contacts

Michelle Corral

Executive Director, Corporate Communications and Investor Relations

MyoKardia, Inc.

650-351-4690

ir@myokardia.com

Hannah Deresiewicz (investors)

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Julie Normant (media)

W2O

628-213-3754

jnormart@w2ogroup.com

MYOKARDIA, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$675,541	$101,436
Short-term investments	220,338	314,691
Consideration due from related party	35,000	—
Prepaid expenses and other current assets	12,865	7,709
Total current assets	943,744	423,836
Property and equipment, net	19,982	15,743
Operating lease right-of-use assets	50,433	417
Long-term investments	—	14,153
Related party warrant derivative asset	18,765	—
Restricted cash and other	2,737	1,945
Total assets	$1,035,661	$456,094
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$4,554	$6,237
Accrued liabilities	40,043	41,292
Operating lease liabilities - current	7,891	383
Total current liabilities	52,488	47,912
Operating lease liability	43,717	—
Related party liability	93,765	—
Other long-term liabilities	713	1,908
Total liabilities	190,683	49,820
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized at September 30, 2020 and December 31, 2019; 53,308,689 and 46,379,073 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	1,541,679	884,486
Accumulated other comprehensive income	257	549
Accumulated deficit	(696,963)	(478,766)
Total stockholders’ equity	844,978	406,274
Total liabilities and stockholders’ equity	$1,035,661	$456,094

MYOKARDIA, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating expenses:
Research and development	$59,074	$47,372	$155,286	$101,270
Selling, general and administrative	26,329	17,746	66,482	45,153
Repurchase of royalty rights	—	80,000	—	80,000
Total operating expenses	85,403	145,118	221,768	226,423
Loss from operations	(85,403)	(145,118)	(221,768)	(226,423)
Interest and other income, net	668	3,332	3,592	8,775
Loss before income taxes	(84,735)	(141,786)	(218,176)	(217,648)
Income tax expense (benefit)	9	16	21	(202)
Net loss	(84,744)	(141,802)	(218,197)	(217,446)
Other comprehensive (loss) income	(495)	(44)	(292)	520
Comprehensive loss	$(85,239)	$(141,846)	$(218,489)	$(216,926)
Net loss per share, basic and diluted	$(1.60)	$(3.07)	$(4.38)	$(4.91)
Weighted average number of shares used to compute net loss per share, basic and diluted	53,101,453	46,133,068	49,860,879	44,255,657